Filed pursuant to Rule 424(b)(2)
Registration Statement No. 333-156695

Product Supplement

Medium Term Notes Linked to a Currency or Commodity or a Basket Comprised of Currencies or Commodities

UBS AG

January 11, 2011

Product Supplement

(To Prospectus dated January 13, 2009)

Product Supplement

Notes Linked to a Currency or Commodity or a Basket Comprised of Currencies or Commodities

UBS AG from time to time may offer and sell medium term notes (the “Notes”) linked to: (1) a single foreign exchange rate or commodity (the “reference asset”) or (2) a weighted basket, which may include multiple foreign exchange rates or commodities, or any combination thereof (each, a “basket component”, and together, the “reference basket”). This product supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer and the specific manner in which such Notes may be offered, including the name of the reference asset or the name of each basket component and its relative weighting, the manner in which payments on the Notes will be calculated and whether and the extent to which the principal amount of such Notes will be repaid at maturity and any additional terms of such Notes will be described in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). The Notes may be referred to as “Securities” in the applicable pricing supplement. If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Additional terms of the Notes may also be described in the accompanying Currency and Commodity Supplement where such terms are specifically referenced in this product supplement or the applicable pricing supplement. The general terms of the Notes we may offer are described in this product supplement and, unless otherwise specified in the applicable pricing supplement, may include the following:

Issuer:	UBS AG

Booking Branch:	The booking branch of UBS AG will be set forth in the applicable pricing supplement.

Principal Amount:	Each Note will have a principal amount of $10.00 unless otherwise specified in the applicable pricing supplement.

Repayment of Principal:	The Notes differ from ordinary debt securities in that they may not guarantee any repayment of your initial investment. The applicable pricing supplement will specify whether and under what circumstances the principal amount of any such Notes will be repaid if you hold the Notes to maturity.

If the Notes are subject to contingent repayment of principal, you may lose some or all of your principal. If the Notes are subject to partial repayment of principal, you may lose a significant portion of your principal. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer.

Payment at Maturity:	At maturity, you will receive a cash payment based on the performance of the reference asset or the reference basket that will be determined according to a formula specified in the applicable pricing supplement (the “payment at maturity formula”).

Payment on Call Date:	For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, if the Notes are called, you will receive a cash payment on the call settlement date (as specified in the applicable pricing supplement) according to a formula that will be specified in the applicable pricing supplement (the “payment at call formula”).

See “General Terms of the Notes — Payment at Maturity or upon Automatic Call” beginning on page PS-20.

No Listing:	Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network.

Calculation Agent:	UBS Securities LLC, unless otherwise specified in the applicable pricing supplement.

The applicable pricing supplement will describe the specific terms of the Notes, including any changes from or additions to the terms specified in this product supplement.

To help you identify appropriate structured investment products (“structured products”), UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The applicable pricing supplement will specify the category that applies to such Notes. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on PS-6.

See “Risk Factors” beginning on page PS-8 for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product Supplement dated January 11, 2011

ADDITIONAL INFORMATION ABOUT THE NOTES

You should read this product supplement together with the prospectus dated January 13, 2009 relating to our Medium Term Notes, Series A, of which the Notes are a part, the Currency and Commodity supplement dated January 13, 2009 and any applicable pricing supplement relating to the Notes that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

➢	Currency and commodity supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000045/v136621_69520-424b2.htm

➢	Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

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Product Supplement Summary

This product supplement describes the terms that will apply generally to the Notes. On the trade date for each offering of the Notes, UBS AG will prepare a pricing supplement that, in addition to specifying the identity of the reference asset or basket components, any full, contingent or partial repayment of principal feature, in each case as and if applicable, the payment at maturity formula and the payment at call formula (if applicable) (collectively the “payment formulas”), and any changes or additions to the general terms specified below, will also include the specific pricing terms for that issuance. Any pricing supplement should be read in conjunction with this product supplement (and the Currency and Commodity Supplement where specifically referenced therein) and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Notes”, we mean Medium Term Notes linked to: (1) a single foreign exchange rate or commodity or (2) a weighted basket, which may include multiple foreign exchange rates or commodities, or any combination thereof. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 13, 2009, of UBS, references to the “Currency and Commodity supplement” mean the Currency and Commodity supplement, dated January 13, 2009, and references to the “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your Notes.

What are the Notes?

The Notes are medium term, unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of the reference asset or the reference basket in a manner described in the applicable pricing supplement. The Notes may be referred to as “Securities” in the applicable pricing supplement.

In the case of a reference asset, the performance of the reference asset is measured by reference to a change in the level or price of the reference asset from the trade date relative to the final valuation date or any other applicable valuation date, as the case may be, and in the manner specified in the applicable pricing supplement. In the case of a reference basket, the performance of the reference basket will be measured by reference to the weighted percentage change in the levels or prices of the basket components from the trade date relative to the final valuation date or any other applicable valuation date, as the case may be, and in the manner specified in the applicable pricing supplement.

Subject to adjustment upon the occurrence of a market disruption event, the applicable valuation date, if any, and the final valuation date, as the case may be, will be the date specified in the applicable pricing supplement.

The reference asset or each basket component and its relative weighting in the reference basket will be specified in the applicable pricing supplement to this product supplement. The return on the Notes, if any, will depend on (1) the performance of the reference asset or the reference basket as described above and (2) the applicable payment formulas.

The amount payable to you at maturity per principal amount of your Notes will be based on the performance of the reference asset or the reference basket and calculated in accordance with the applicable payment at maturity formula, as set forth in the applicable pricing supplement.

For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, the amount payable to you on the call settlement date (as specified in the applicable pricing supplement), will be based on the level or price of the reference asset or the reference basket on the observation date (as specified in the applicable pricing supplement), and calculated in accordance with the applicable payment at call formula, as set forth in the applicable pricing supplement.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering is linked to the performance of a different reference asset or reference basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the reference asset or the reference basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Do the Notes offer Full Repayment of Principal?

The Notes differ from ordinary debt securities in that they may not guarantee any repayment of your initial investment. The Notes may offer full, partial or contingent repayment of principal. We will specify in the applicable pricing supplement whether and the extent to, or the conditions under, which the Notes offer a repayment of principal feature. Any such repayment of principal may be contingent or otherwise limited as specified in the applicable pricing supplement. However, even if your Notes specify a repayment of principal feature, such feature will only apply at maturity. For Notes that offer partial or contingent repayment of principal, you may lose all or some of the principal amount of your Notes at maturity. Because the Notes are unsecured obligations of UBS, any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer. See “— What are some of the risks of the Notes” below.

Do the Notes offer leveraged exposure to the reference asset or reference basket?

The Notes may offer you the opportunity for leveraged exposure to the performance of the reference asset or reference basket. In such cases, the performance of the reference asset or the reference basket may be multiplied by a certain number, expressed as a percentage (the “participation rate”) when calculating the payments due on your Notes. We will specify the participation rate, if any, in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the participation rate will be 100% (i.e., no leveraged exposure). If the applicable pricing supplement specifies a participation rate greater than 100%, such participation rate will only apply if the performance of the reference asset or the reference basket for the relevant period is favorable to you, unless otherwise specified in the applicable pricing supplement. Any participation rate for your Notes will only apply at maturity.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Notes We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplement

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this product supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

The applicable pricing supplement will specify the selected purchase considerations applicable to your Notes. Depending upon the specific terms of your Notes, the Notes may offer:

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Growth Potential — The Notes may provide an opportunity for participation at the participation rate (as specified in the applicable pricing supplement) in favorable movements in the level or price of the reference asset or the reference basket from the trade date relative to the the final valuation date or other applicable valuation date, as the case may be, if held to the applicable exchange date or the maturity date, as the case may be. Unless otherwise specified in the applicable pricing supplement, the participation rate will be 100%.

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Preservation of Capital — If the Notes in which you invest offer non-contingent repayment of principal, they will provide you with repayment of at least a specified percentage of the principal amount of your Notes, so long as you hold such Notes to maturity, regardless of the performance of the reference asset or reference basket for the relevant period. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Issuer.

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Diversification — The Notes may provide diversification within the currencies or commodities portion of your portfolio through exposure to the reference asset or the reference basket and its basket components.

➢	U.S. Dollar Denominated — The Notes trade and are settled in the U.S. market in U.S. dollars.

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Minimum Investment — In the case of offerings of $10.00 Notes, your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

Investing in the Notes involves significant risks. You should review the applicable pricing supplement carefully to determine the purchase considerations relevant to your Notes. Your Notes may not provide some of the features outlined above. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

What are some of the risks of the Notes?

An investment in any of the Notes we may offer involves significant risks. Because the Notes we may offer are expected to have different terms with different features — such as different repayment of principal, participation and other features — such Notes will have different risk profiles that may be suitable for some investors, but not others, depending upon their risk tolerance. It is important that you review the applicable pricing supplement carefully to understand fully the specific risks that apply to your Notes, some of which are summarized generally below. Other general risks summarized below may not apply to your Notes and will not be identified in the applicable pricing supplement. Accordingly, we urge you to read the more detailed explanation of the risks that apply to your Notes as set forth in the applicable pricing supplement, together with the general risks described under “Risk Factors” on page PS-8.

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Risk of loss at maturity — The Notes differ from ordinary debt securities in that they may not guarantee any repayment of your initial investment. Any such repayment of principal may be contingent or otherwise limited as specified in the applicable pricing supplement. If the Notes do not offer full repayment of principal, the Notes will be exposed to any adverse movement in the level or price of the reference asset or the reference basket. In such cases, you may lose all or some of the principal amount of your Notes at maturity.

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Any repayment of principal feature applies only at maturity — If the Notes offer full, partial or contingent repayment of principal you should be willing to hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the conditions for repayment of the principal amount of your Notes at maturity have been satisfied.

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Market risk — The return on the Notes, if any, is directly linked to the performance of the reference asset or the basket components that comprise the reference basket. The level or price of the reference asset or the basket components will in turn depend on a variety of market and economic factors, including economic, financial, political, regulatory, judicial or other events that affect the reference asset or basket components or currency and commodity markets generally.

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Credit of the Issuer — The Notes are unsubordinated unsecured debt obligations of the issuer, UBS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire initial investment.

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Owning the Notes is not the same as owning the reference asset or the reference basket — The return on your Notes may not reflect the return you would realize if you actually owned the reference asset or each of the basket components comprising the reference basket and held such investment for a similar period. For instance, if the reference basket includes foreign exchange rates, or if the reference asset is a foreign exchange rate, the applicable foreign exchange rate will be calculated by reference to the value of the currency to which it is linked without taking into consideration the value of the currency relative to other currencies or in other markets. Similarly, if the reference basket includes commodities, or the reference asset is a commodity, the Notes may not reflect the return you would realize if you actually owned the commodities comprising the reference basket or the reference asset.

➢	No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level or price of the reference asset or the basket components that comprise the reference basket will rise or fall. The level or price of the reference asset and the reference basket will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risks of owning the Notes, and the risk of losing some or all of your initial investment.

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There may be little or no secondary market for the Notes — Unless otherwise specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS may make a market in each offering of the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

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Price of Notes prior to maturity — The secondary market price of the Notes will be influenced by many unpredictable and interrelated factors, including the level or price of the reference asset or the reference basket, volatilities, the supply and demand for the Notes, the time remaining to maturity of the Notes; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

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Impact of fees on secondary market prices — Generally, the market price of the Notes after issuance is expected to be lower than the issue price to public of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the reference asset or the basket components and/or over-the-counter options, futures or other instruments with return linked to the performance of the reference asset or the basket components, may adversely affect the market price of the reference asset or the reference basket and, therefore, the market value of, and your return on, the Notes.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the reference asset or basket components to which the Notes are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Notes, as specified in the applicable pricing supplement, the Notes may or may not be a suitable investment for you.

Because the Notes we may offer are expected to have different terms with different features — such as different repayment of principal, participation and other features — the Notes will have different risk profiles that may be suitable for some investors, but not others, depending upon their risk tolerance. The applicable pricing supplement for your Notes will set forth the specific terms of your Notes as well as the relevant risks. We will describe in the applicable pricing supplement the type of investor a particular Note may or may not be suitable for based on the terms of such Note. We strongly recommend that you consult your own advisor in determining whether or not a particular Note may be suitable for you.

Structured Product Categorization

To help investors identify appropriate investment products (“structured products”), UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, that may be offered on those products. This description should not be relied upon as a description of any particular structured product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

Hypothetical Payment Amounts on your Notes

The applicable pricing supplement will include hypothetical calculations, which may be in the form of tables, charts or other format, showing hypothetical examples of the performance of your Notes on the stated maturity date or an earlier call settlement date, as the case may be, and the cash payment that could be delivered for each of your Notes on such dates, based on the applicable payment formulas, a range of hypothetical levels or prices of the reference asset or the reference basket and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels or prices of the reference asset or reference basket on the final valuation date or any other applicable valuation date could have on the payments you receive on your Notes as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on hypothetical levels or prices for the reference asset or reference basket that may not be achieved on the final valuation date or any other applicable valuation date, and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Notes on the stated maturity date or the call settlement date, as the case may be, may bear little or no relationship to the actual market value of your Notes on such dates or at any other time, including any time over the term of the Notes that you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical illustrations do not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little or no relation to — and may be much less than — the financial return that you might achieve were you to invest directly in the reference asset or the reference basket. Among other factors, an investment directly in the reference asset or the reference basket is likely to have tax consequences that are different from an investment in the Notes, which may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the reference asset or the reference basket.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-8 of this product supplement.

We cannot predict the performance of the reference asset or the reference basket during the term of your Notes. Moreover, the assumptions we make in connection with any hypothetical illustrations in the applicable pricing supplement may not reflect actual events. Consequently, such hypothetical illustrations may give little or no indication of the payment that will be delivered in respect of your Notes on the stated maturity date or call settlement date, as the case may be, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the reference asset or the reference basket.

Risk Factors

The return on the Notes is linked to the performance of the reference asset or the reference basket. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Notes.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Notes may not guarantee any return of principal at maturity and you may lose some or all of your initial investment in the Notes.

The Notes differ from ordinary debt securities in that they may not guarantee any repayment of your initial investment. If the Notes do contain a repayment of principal feature, it may be contingent or otherwise limited as specified in the applicable pricing supplement. If the Notes do not offer full repayment of principal, the Notes will be exposed to any adverse movement in the level or price of the reference asset or the reference basket. In such cases, you may lose all or some of the principal amount of your Notes at maturity.

Any repayment of principal feature applies only at maturity

If the Notes offer full, partial or contingent repayment of principal you should be willing to hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the conditions for repayment of the principal amount of your Notes at maturity have been satisfied.

Your return potential may be limited by the maximum gain on the Notes or by an absolute return barrier or a similar feature of the Notes.

You will receive a cash payment based on the performance of the reference asset or the reference basket according to the applicable payment formulas. Such applicable payment formula may be based on the performance of the reference asset or the reference basket, which may be enhanced by a participation rate greater than 100%, subject to a maximum gain on the Notes, if applicable. Accordingly, the maximum payment amount on the Notes may be capped, and you will not benefit from any favorable performance of the reference asset or the reference basket (as enhanced by the participation rate) in excess of the maximum gain.

Alternatively, the applicable payment at maturity formula may limit the appreciation potential of the Notes to an “absolute return barrier” (a percentage to be specified in the applicable pricing supplement), regardless of the performance of the reference asset or the reference basket. If the relevant level or price of the reference asset or reference basket is either beyond the “upper barrier” or beyond the “lower barrier” on any specified valuation date or on any trading day during the observation period (as specified in the applicable pricing supplement), your payment will be limited to the principal amount of your Notes. Accordingly, should the applicable payment at maturity formula contemplate such an absolute return barrier or a similar feature, you may earn a return less than the return on a direct investment in a security whose return is based solely on the performance of the reference asset or the reference basket over the term of your Notes without such limitation.

Risk Factors

Any payment or delivery on the Notes is subject to the creditworthiness of UBS.

Any payment or delivery on the Notes, including any repayment of principal, is subject to the creditworthiness of the issuer, UBS. The Notes are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment or delivery to be made on the Notes depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default in its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose you entire initial investment.

The amount you receive at maturity may result in an investment return that is less than the yield on a conventional debt security of comparable maturity.

The amount you receive at maturity may result in an investment return that is less than the return you could earn on other investments. For example, your return on the Notes may be lower than the yield you would earn if you purchased a conventional United States dollar-denominated unsubordinated debt security of UBS with the same stated maturity date. As a result, your investment in the Notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Owning the Notes is not the same as owning the reference asset or the reference basket.

The return on your Notes may not reflect the return you would realize if you actually owned the reference asset or each of the basket components comprising the reference basket and held such investment for a similar period because:

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if the reference basket includes foreign exchange rates, or the reference asset is a foreign exchange rate, the applicable foreign exchange rate will be calculated by reference to the value of the currency to which it is linked relative to a specified currency without taking into consideration the value of the currency relative to any other currencies or in other markets; and

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if the reference basket includes commodities, or the reference asset is a commodity, the Notes may not reflect the return you would realize if you actually owned the commodities comprising the reference basket or the reference asset.

Even if the level or price of the reference asset or the reference basket moves favorably during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level or price of the reference asset or the reference basket to move favorably while the market value of the Notes declines.

No assurance that the investment view implicit in the Notes will be successful.

It is impossible to predict whether and the extent to which the level or price of the reference asset or the basket components that comprise the reference basket will rise or fall. The performance of the reference asset and the reference basket will be influenced by complex and interrelated political, economic, financial and other factors. You should be willing to accept the risks of owning the Notes, and the risk of losing some or all of your initial investment.

Risk Factors

The applicable formulas for determining any payments on the Notes will not take into account all developments in the reference asset or the reference basket.

Changes in level or price of the reference asset or the reference basket during the term of the Notes before the applicable valuation date may not be reflected in the calculation of the amounts payable on your Notes. Generally, the calculation agent will calculate the payment upon a call or at maturity by comparing only the level or price of the reference asset or the reference basket on the trade date, and the level or price of the reference asset or the reference basket on the applicable valuation date or observation date. In such case, no other levels or prices will be taken into account. As a result, you may lose some of your investment even if the reference asset or the reference basket has moved favorably at certain times during the term of the Notes before moving to an unfavorable level or price on the applicable valuation date.

In the case of a reference basket, any favorable performance of one basket component may be offset by unfavorable performance of another basket component.

For Notes linked to the performance of a reference basket, the performance of the reference basket will be based on the aggregate appreciation or depreciation of the basket components taken as a whole. Therefore, any favorable performance of one basket component may be moderated or offset by unfavorable performance of a lesser, equal or greater magnitude of another basket component, resulting in an aggregate basket return that is adverse to your position. This effect is further amplified by differing weights of the basket components. More heavily weighted basket components will have a larger impact on the performance of the reference basket than basket components with lesser weightings.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Notes — sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. Unless other specified in the applicable pricing supplement, the Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, if your Notes offer full, partial or contingent repayment of principal, and you sell your Notes prior to maturity, you may have to sell them at a loss relative to your initial investment even if the conditions for repayment of the principal amount of your Notes at maturity have been satisfied.

Risk Factors

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date or other applicable valuation date, as the case may be, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level or price of the reference asset or the reference basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the reference asset or the reference basket (i.e., the frequency and magnitude of changes in the level or price of the reference asset or the reference basket);

➢	the level or market price of the reference asset or the basket components;

➢	interest rates in the U.S. markets, interest rates in other markets related to the reference asset and interest rates in each market related to the basket components;

➢	the time remaining to the maturity of the Notes;

➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

➢

economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the reference asset or the reference basket or the market price of the reference asset or the basket components or that affect markets generally; and

➢	the creditworthiness of UBS, as issuer of the Notes.

It is not possible to predict the aggregate effect of all or any combination of these factors. Your Notes are likely to trade differently from the level or price of the reference asset or the reference basket, and changes in the levels or market prices of the reference asset or basket components are not likely to result in comparable changes in the market value of your Notes.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates as a result of dealer discounts, mark-ups or other transactions.

For Notes linked to commodities or foreign exchange rates, if a secondary market develops, the Notes may trade only during regular trading hours in the United States, even though the commodity or currency may be traded around-the-clock.

The spot market for many currencies and commodities is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the commodity or currency is traded. To the extent that U.S. markets are closed while the markets for the commodity or currency remain open, significant price and rate movements may take place in such markets that will not be reflected immediately in the secondary market price of the Notes.

Risk Factors

RISKS RELATED TO GENERAL CHARACTERISTICS OF THE REFERENCE ASSET OR THE BASKET COMPONENTS

You must rely on your own evaluation of the merits of an investment linked to the reference asset or the reference basket.

In the ordinary course of business, UBS or one or more of its affiliates from time to time expresses views on expected movements in foreign exchange rates or commodities prices. These views are sometimes communicated to clients who participate in currency exchange and commodities markets.

However, these views, depending upon world-wide economic, political and other developments, may vary over differing time-horizons and are subject to change. Moreover, other professionals who deal in foreign currencies and commodities may at any time have significantly different views from views of UBS or those of its affiliates. For reasons such as these, UBS believes that most investors in currency exchange markets and commodities markets derive information concerning those markets from multiple sources. In connection with your purchase of the Notes, you should investigate the currency exchange markets and commodities markets and not rely on views which may be expressed by UBS or its affiliates in the ordinary course of business with respect to future foreign exchange rate or commodity price movements.

You, as an investor in the Notes, should make your own investigation into the merits of an investment linked to the reference asset or the reference basket. Neither the offering of the Notes nor any views which may from time to time be expressed by UBS or its affiliates in the ordinary course of their businesses with respect to future movements in foreign exchange or commodities markets constitutes a recommendation as to the merits of an investment in the Notes.

Information on the reference asset or the basket components may not be readily available.

There is no systematic reporting of last-sale information for many currencies and commodities. Reasonable current bid and offer information may be available in certain brokers’ offices, in bank trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the applicable foreign exchange rate or commodity price relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for you and other investors to obtain timely, accurate data about the state of the commodity or currency markets.

Historical performance of the reference asset or the reference basket should not be taken as an indication of the future performance of the reference asset or the reference basket during the term of the Notes.

The historical performance of the reference asset or the reference basket should not be taken as an indication of the future performance of the reference asset or the reference basket. As a result, it is impossible to predict whether the level or price of the reference asset or the reference basket will rise or fall. The trading prices of the reference asset or the basket components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such reference asset or such basket components, as discussed above.

Risk Factors

Suspensions or disruptions of market trading in the currency, commodity and related futures or over-the-counter markets may adversely affect the value of your Notes and/or the return on your initial investments.

Currency, commodity and related futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single commodity trading day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect performance of the reference asset or any basket components and, therefore, the value of your Notes.

Trading in currencies, physical commodities and related futures contracts and over-the-counter instruments are subject to legal and regulatory regimes that may change in ways that could adversely effect the return on the Notes.

The level of certain foreign exchange rates or market prices for physical commodities may be determined by reference to spot transactions or transactions in off-exchange instruments executed in the over-the-counter currency and commodities markets. Certain rules, regulations or other features of the U.S. futures market are not present in the context of trading on such over-the-counter markets. For instance, there are no daily price limits, which would otherwise restrict the extent of daily fluctuations in foreign exchange rates or the prices of the commodities in such markets. In a declining market, it is possible that the value of the particular currency or commodity would continue to decline without limitation within a single trading day or over a period of trading days.

Exchange traded commodity futures contracts on which the performance of the reference asset or a basket component may be based are subject to extensive statutes, regulations, and margin requirements. The U.S. Commodity Futures Trading Commission (“CFTC”) and the exchanges on which such futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuations in futures contract prices which may occur during a single five-minute trading period. These limits could adversely affect the market prices of relevant futures contracts.

The regulation of commodity transactions in the U.S. is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. Likewise, legal and regulatory changes could affect foreign exchange rates. Many government agencies and regulatory organizations are authorized to take extraordinary actions in respect of their respective currency in the event of market emergencies.

It is not possible to predict the effect of any future legal or regulatory action relating to foreign exchange rates, physical commodities or related futures contracts and over-the-counter instruments, but any such action could cause unexpected volatility and instability in currency or commodity markets with a substantial and adverse effect on the performance of any reference asset or basket component and, consequently, on the value of the Notes.

Risk Factors

RISKS RELATED TO REFERENCE ASSETS OR THE BASKET COMPONENTS THAT ARE COMMODITIES

The Notes may not offer direct exposure to commodity spot prices.

The relevant market price of a reference asset or basket component that is a commodity may be determined by reference to futures contracts or transactions in over-the-counter instruments related to such commodity. The price of a futures or forward contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures or forward contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract or over-the-counter instrument related to a commodity are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market or transactions in over-the-counter instruments (and vice versa). Accordingly, in such case, the Notes may underperform a similar investment that is linked to commodity spot prices.

Spot prices for commodities as well as market prices for futures contracts and over-the-counter instruments related to those commodities may change unpredictably, affecting the value of your Notes in unforeseeable ways.

In the case of Notes linked to commodities, the return on such Notes will depend on whether, and the extent to which, the performance of the reference asset or reference basket specified in the applicable pricing supplement is positive or negative. Market prices of the relevant commodities or futures contracts or over-the-counter instruments related to such commodities may increase or decrease rapidly based on a variety of factors, including, but not limited to, weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts or over-the-counter instruments. These factors, some of which are specific to the market for each such commodity, commodity futures contract or over-the-counter instrument may affect the performance of the reference asset or reference basket and the market value of your Notes in varying ways. We expect generally that the market value of the Notes will depend primarily on the level or price of the reference asset or the reference basket. Therefore, the value of the Notes may be affected by a number of economic and market factors that will affect the market for the Notes and commodity markets generally.

An investment in the Notes may be subject to risks associated with foreign commodities markets.

The Notes may be linked to commodities or related futures contracts that trade on foreign trading facilities. The regulations of the U.S. Commodity Futures Trading Commission (“CFTC”) do not apply to trading on foreign trading facilities, and trading on foreign trading facilities may involve different and greater risks than trading on United States trading facilities. Those risks include: exchange rate risk relative to the U.S. dollar, exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, and political or diplomatic events.

Risk Factors

The return on the Notes may not be adjusted to compensate for changes in exchange rates that might affect any relevant commodity or related futures contract or over-the-counter instruments that are quoted in a foreign currency

The performance of the reference asset or basket components to which your Notes are linked may be measured by reference to spot prices, or related futures contracts or over-the-counter instruments traded in currencies other than U.S. dollars and the Notes are denominated in U.S. dollars. The payment formulas will not be adjusted to compensate for exchange rate fluctuations between the U.S. dollar and each of the other currencies in which such reference assets or basket components are quoted. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you may not receive any additional payment or incur any reduction in the payments on your Notes. However, changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the return on the Notes.

A difference in the future prices of commodities relative to their current prices may lead to a decrease in the amount payable at maturity.

The relevant market price of a reference asset that is a commodity may be determined by reference to futures contracts on such commodity. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodity and the markets for the commodity during the term of your Notes. Sale prices for contracts with later expiration dates that are different than the sale prices for contracts expiring earlier could adversely affect the value of the commodity to which your Notes are linked and, accordingly, decrease market value of, and return on, your Notes.

RISKS RELATED TO REFERENCE ASSETS OR THE BASKET COMPONENTS THAT ARE FOREIGN EXCHANGE RATES

The liquidity, market value and amounts payable under the Notes could be affected by the actions of the governments of the United States and other countries.

Foreign exchange rates can either be fixed by sovereign governments or floating. Foreign exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. However, governments sometimes do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the applicable underlying foreign exchange rates.

Risk Factors

The calculation agent may make certain adjustments or determinations in respect of a reference asset or basket component that is a foreign exchange rate, which may adversely affect the return on the Notes.

The calculation agent may make certain adjustments or determinations in respect of a reference asset or basket component that is a foreign exchange rate.

Market Disruption: With respect to Notes linked to foreign exchange rates, if a relevant currency is no longer available or becomes subject to the imposition of exchange controls or other circumstances beyond our direct control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent will make all determinations in respect of the affected reference asset or basket component as appropriate to account for the economic effect of that event taking into consideration all available information that it deems relevant.

Substitute Currency: If a relevant currency (the “original currency”) is converted into another currency, or another currency is substituted for the original currency (in each case, the “new currency”), pursuant to applicable law or regulation (the “relevant law”), the original currency shall be substituted by the new currency for all purposes of the Notes at the conversion rate prescribed in the relevant law at the time of such substitution.

The occurrence of these events and the consequent adjustments may materially and adversely affect your return on the Notes.

The Notes may be subject to emerging markets’ political and economic risks.

The Notes may be linked to a foreign exchange rate of an emerging market currency. The possibility exists of significant changes in rates of exchange between a non emerging market currency and an emerging market currency or between emerging market currencies and the possibility of the imposition or modification of exchange controls by either the U.S. or a foreign government. Such risks generally depend on economic and political events over which UBS has no control and such risks may be more pronounced in connection with emerging market currencies. Governments in emerging market countries have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a currency at the time of payment. You must be willing to accept that fluctuations in spot exchange rates involving one or more emerging market currencies that have occurred in the past are not necessarily indicative of fluctuations that can occur during the term of this investment and that the volatility inherent in emerging market currency transactions could significantly affect the overall return on the investment.

For more information on the risks associated with specific emerging market countries refer to the Currency and Commodity supplement.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the market for the applicable reference asset or the reference basket may impair the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-27, UBS or its affiliates may hedge their obligations under the Notes by purchasing the reference asset or any basket components, futures or options on the reference asset or the basket components, or exchange-traded funds or other derivative

Risk Factors

instruments with returns linked or related to changes in the performance of the reference asset or the basket components, and they may adjust these hedges by, among other things, purchasing or selling the reference asset or the basket components, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the reference asset or the basket components at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such reference asset or the basket components and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in the reference asset or the basket components and other investments relating to the reference asset or the reference basket on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the level or price of the reference asset or the reference basket and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the reference asset, the reference basket or one or more basket components. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the reference asset or the basket components that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level or price of the reference asset or the reference basket, could be adverse to your interests as beneficial owners of the Notes.

UBS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the Notes, and may do so in the future. Any such research, opinions or recommendations could affect the closing price of the reference asset or basket components to which the Notes are linked or the market value and/or payment at maturity of the Notes.

UBS and its affiliates may, at present or in the future, publish research on foreign exchange rate, commodities, commodity prices, the future price of the reference asset or the reference basket and other matters that may have an influence on the price of the reference asset or the reference basket. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may also discontinue providing research at any time, without notice.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” on page PS-26. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the reference asset

Risk Factors

or the reference basket has occurred or is continuing on the final valuation date or any other applicable valuation date. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can accelerate or postpone the determination of the relevant level or price of the reference asset or reference basket if a market disruption event occurs on the applicable valuation date or the final valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date or any other applicable valuation date, as the case may be, the relevant valuation date will be accelerated or postponed until the first business day on which no market disruption event occurs or is continuing. If such an acceleration or postponement occurs, then the calculation agent will instead use the relevant level or price of the reference asset or the basket component on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date or any other applicable valuation date, as the case may be, be postponed by more than the number of days set forth in the applicable pricing supplement.

If the final valuation date or any other applicable valuation date, as the case may be, is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date or other applicable valuation date, as the case may be. If the level or price of the reference asset or the basket component is not available on the last possible day that qualifies as the applicable valuation date or the final valuation date, as the case may be, either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the relevant level or price of the reference asset or the basket component that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Notes — Market Disruption Event” on page PS-22.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Notes.

UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

RISKS RELATED TO REGULATORY AND TAXATION ISSUES

The Notes are not regulated by the Commodity Futures Trading Commission.

The proceeds to be received by the Issuer from the sale of the Notes will not be used to purchase or sell any currency or commodity futures contracts or options on futures contracts for your benefit. An investment in the Notes thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the Notes will not constitute a direct or indirect investment by you in any currency or commodity futures contracts), and you will not benefit from the regulatory protections of the CFTC. Unlike an investment in the Notes, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be

Risk Factors

registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the Notes will not be interests in a commodity pool, the Notes will not be regulated by the CFTC as a commodity pool and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Significant aspects of the tax treatment of the Notes may be uncertain.

Significant aspects of the tax treatment of some types of Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement. The tax treatment of the Notes will depend upon their specific terms. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-28, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

If the Notes are treated as forward or derivative contracts, the following risk factors are applicable:

➢

The Internal Revenue Service has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-28 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

➢

In addition, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

ANY ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT.

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Notes:

Denominations

Each Note will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Notes, your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

Payment at Maturity or upon an Automatic Call

At maturity, you will receive a cash payment based on the performance of the reference asset or the reference basket and calculated in accordance with the applicable payment at maturity formula.

For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, the amount payable to you on the call settlement date will be based on the level or price of the reference asset or the level of the reference basket on the observation date and calculated in accordance with the applicable payment at call formula.

In the case of a reference asset, the performance of the reference asset is measured by reference to a change in the level or price of the reference asset from the trade date relative to the final valuation date or any other applicable valuation date, as the case may be, and in the manner specified in the applicable pricing supplement. In the case of a reference basket, the performance of the reference basket will be measured by reference to the weighted percentage change in the levels or prices of the basket components from the trade date relative to the final valuation date or any other applicable valuation date, as the case may be, and in the manner specified in the applicable pricing supplement.

The applicable pricing supplement will specify the trade date, the applicable valuation date, if any, the call settlement dates, if any, the observation dates, if any, and the final valuation date, as well as the respective terms of each offering of the Notes, including the repayment of principal features, if any, the payment formulas, the maximum gain amount, if applicable, a multiplier amount, if applicable, a participation rate, if applicable and, for a reference basket, the relative weights of the basket components.

We may issue separate offerings of the Notes that are identical in all respects, except that each individual offering is linked to the performance of a different reference asset or a reference basket and is subject to

General Terms of the Notes

the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend upon the performance of the reference asset or the reference basket to which such offering is linked and will not depend in any way on the performance of any other offering of the Notes.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones or accelerates the final valuation date, the maturity date will be automatically postponed or accelerated to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement or acceleration of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone or accelerate the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the final valuation date is otherwise not a business day. We describe market disruption events below under “— Market Disruption Event” and in the applicable pricing supplement.

The postponement or acceleration of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Final Valuation Date

The final valuation date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, or if the final valuation date is not a business day, the final valuation date will be the first preceding or first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than the number of days set forth in the applicable pricing supplement.

The acceleration or postponement of the final valuation date for one offering of the Notes will not affect the final valuation date for any other offering of the Notes.

Call Settlement Date

If the Notes have an autocall feature, and the Notes are called on any observation date, the call settlement date will be a set number of days (as specified in the applicable pricing supplement) following such observation date, unless that day is not a business day, in which case the call settlement date will be the next following business day.

Observation Dates

The observation dates will be specified in the applicable pricing supplement.

Valuation Dates

Each applicable valuation date will be a date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the applicable valuation date will be the first preceding or first following business day (as

General Terms of the Notes

determined by the calculation agent) on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the applicable valuation date for the Notes be postponed by more than the maximum number of days set forth in the applicable pricing supplement.

The acceleration or postponement of the applicable valuation date for one offering of the Notes will not affect the applicable valuation date for any other offering of the Notes.

Market Disruption Event

The calculation agent will determine the performance of the reference asset or reference basket based on the relevant level or price of the reference asset or the basket components (as specified in the applicable pricing supplement) on the final valuation date or any other applicable valuation date, as the case may be. As described above, the final valuation date or such other applicable valuation date, as the case may be, may be accelerated or postponed, and thus the determination of the relevant level or price of a reference asset or reference basket may be accelerated or postponed, if the calculation agent determines that, on the final valuation date or such other applicable valuation date, as the case may be, a market disruption event has occurred or is continuing for the reference asset or any of the basket components. Notwithstanding the occurrence of one or more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent may waive its right to postpone the final valuation date or such other applicable valuation date, as the case may be, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the relevant level or price of the reference asset or any of the basket components. If such an acceleration or postponement occurs, the calculation agent will use the relevant level or price of the affected reference asset or basket component on the first business day on which no market disruption event has occurred or is continuing for such reference asset or basket component. In no event, however, will the determination of the relevant level or price of the reference asset or reference basket be postponed by more than the number of days set forth in the applicable pricing supplement.

If the final valuation date or any other applicable valuation date with respect to a reference asset or basket component is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the relevant level or price of the reference asset or reference basket will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the relevant level or price of the affected reference asset or basket component that would have prevailed in the absence of the market disruption event.

In the case of Notes linked to a reference basket, if no market disruption event with respect to a particular basket component occurs or is continuing on the final valuation date or any other applicable valuation date, then the determination of the relevant level or price for such basket component will be made on the originally scheduled final valuation date or other valuation date, irrespective of the occurrence of a market disruption event with respect to one or more of the other basket components.

Any of the following will be a market disruption event, in each case as determined by the calculation agent:

➢

(A) the failure of the source of a reference asset or a basket component (the “price source”) to announce or publish such reference asset or basket component (or the information necessary for determining such reference asset or basket component); (B) the temporary or permanent discontinuance or unavailability of the price source; or (C) if a reference asset or a basket component is determined by a survey of dealers in the reference asset or in the basket component, the failure to obtain at least three quotations as requested from the relevant dealers.

General Terms of the Notes

➢

a material suspension, absence or limitation of trading in a reference asset or a basket component in its primary market, or in option or futures contracts relating to a reference asset or basket component, if available, in the primary market for that reference asset or basket component or those contracts, in each case as determined by the calculation agent;

➢

a reference asset or a basket component or the option or futures contracts relating to such reference asset or such basket component does not trade on what was, on the trade date, the primary market for the reference asset or the basket component, as determined by the calculation agent;

➢

the permanent discontinuation or disappearance of trading in a reference asset or a basket component or the option or futures contracts relating to such reference asset or such basket component or the disappearance or permanent discontinuance or unavailability of the relevant price, notwithstanding the availability of the related price source or the status of trading in a reference asset or a basket component or the option or futures contracts relating to such reference asset or such basket component;

➢	the occurrence since the trade date of a material change in the formula for or the method of calculating a reference asset or a basket component;

➢	the occurrence since the trade date of a material change in the content, composition or constitution of a reference asset or a basket component;

➢

the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a reference asset or a basket component (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the trade date, if the direct effect of such imposition, change or removal is to raise or lower a reference asset or a basket component from what it would have been without that imposition, change or removal; or

➢

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that offering of the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging.”

The applicable pricing supplement may also specify other market disruption events or additional market disruption events that will apply to your Notes. See also the Currency and Commodity supplement for market disruption events that apply to Notes linked to emerging market currencies.

The following events will not be market disruption events:

➢

a limitation on the hours or numbers of days of trading in a reference asset or a basket component in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to a reference asset or a basket component.

For this purpose, for any offering of the Notes, an “absence of trading” in the primary market on which option or futures contracts related to a reference asset or a basket component, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

General Terms of the Notes

In contrast, for any offering of the Notes, a suspension or limitation of trading in option or futures contracts related to a reference asset or a basket component, if available, in the primary market for those contracts, by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, related to a reference asset or a basket component in the primary market for those contracts.

In the event that the calculation agent chooses to postpone the final valuation date because of a market disruption event with respect to the determination of the relevant level or price of the affected reference asset or basket component, the final valuation date for purposes of any other determination not dependent upon such level or price of the affected reference asset or basket component will continue to be the final valuation date for such purpose without regard to the postponement of the final valuation date with respect to the determination of the relevant level or price of the affected reference asset or basket component.

A market disruption event for one offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Certain Adjustments Related to Foreign Exchange Rates

With respect to Notes linked to foreign exchange rates, if a relevant currency is no longer available or becomes subject to the imposition of exchange controls or other circumstances beyond our direct control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent will make all determinations in respect of the affected reference asset or basket component as appropriate to account for the economic effect of that event taking into consideration all available information that it deems relevant. If a relevant currency (the “original currency”) is converted into another currency, or another currency is substituted for the original currency (in each case, the “new currency”), pursuant to applicable law or regulation (the “relevant law”), the original currency shall be substituted by the new currency for all purposes of the Notes at the conversion rate prescribed in the relevant law at the time of such substitution.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Debt Notes We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under “— Default Amount.”

General Terms of the Notes

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants.”

Default Amount

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, you, as holder of the Notes, and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day following the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

General Terms of the Notes

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the applicable valuation date, if any, or the final valuation date, as the case may be, then the default amount will equal the principal amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date”, “— Valuation Dates” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding payments on the Notes, market disruption events, adjustments, business days, the default amount and the amount payable in respect of your Notes in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be set forth in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the reference asset or the basket components and/or listed and/or over-the-counter options, futures or exchange-traded funds on the reference asset or the basket components prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the reference asset or the basket components;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of the reference asset or the basket components;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level or price of other similar commodities, currencies or other assets; or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the applicable valuation date, if any, or the final valuation date, as the case may be. That step may involve sales or purchases of the reference asset or the basket components, listed or over-the-counter options or futures on the reference asset or the basket components or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the reference asset or the basket components or markets relating to the reference asset or the basket components.

No holder of the Notes will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time and payment at maturity of your Notes. See “Risk Factors” on page PS-8 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. It applies to you only if you are the initial holder of a Note and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank or other financial institution,

➢	a regulated investment company or a real estate investment company,

➢	a life insurance company,

➢	a tax-exempt organization,

➢

a person that owns Notes as part of a straddle or a hedging or conversion transaction or an integrated transaction or who has entered into a “constructive sale” or “wash sale” with respect to a Note for tax purposes, or

➢	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code (the “Code”) of 1986, as amended, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. As the law applicable to the U.S. federal income taxation of instruments such as the Notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or non-U.S. tax laws are not discussed. Accordingly, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes and any tax consequences under the laws of any state, local or non-U.S. taxing jurisdictions.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States Holder. You are a United States Holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax adviser with regard to the United States federal income tax treatment of an investment in the Notes.

Supplemental U.S. Tax Considerations

The tax treatment of your Notes will depend on their terms, and will generally be as described in one of the following subsections. The applicable product supplement will describe which of the following subsections applies to your Notes. If none of the following subsections apply to your Notes, the applicable product supplement will discuss the tax treatment of your Notes. For example, if the reference basket includes both currencies and commodities the tax treatment will be described in the applicable product supplement.

1.	Notes Treated as Long-Term Contingent Payment Debt Obligations

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment debt obligations for United States federal income tax purposes.

Under those rules, regardless of your method of accounting, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We will provide the comparable yield and projected payment schedule for the Notes in the applicable pricing supplement. If the amount you receive at maturity is greater than the projected payment at maturity, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in such year by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than the projected payment at maturity, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in such year by an amount that is equal to such difference. If the amount you receive at maturity is less than the amount of ordinary income that you recognize in such year in respect of your Notes, then you would recognize a net ordinary loss in such year in an amount equal to such difference to the extent of (i) the amount of all interest inclusions under your Note in prior taxable years minus (ii) the total amount of negative adjustments treated as ordinary losses in prior taxable years with any excess negative adjustments as a capital loss.

You are required to use the comparable yield and projected payment schedule set forth in the applicable pricing supplement in determining your interest accruals in respect of the Notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule will not be provided to you for any purpose other than the determination of your interest accruals in respect of the Notes, and we make no representations regarding the amount of contingent payments with respect to the Notes.

If the payment on maturity of your Notes is fixed more than 6 months before the maturity date of the Notes, you will be required to make adjustments to the interest accruals on your Notes, in a reasonable manner, to account for the fact that the payment at maturity will be fixed rather than contingent.

Supplemental U.S. Tax Considerations

You will recognize gain or loss upon the sale, exchange or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes and without regard to any previous adjustments described above).

Any gain you recognize upon the sale, exchange or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Losses recognized as described above are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax advisor regarding these limitations and reporting obligations.

It is possible that one of certain applications of the Index methodology, a modification of the Index methodology or a substitution of a successor index could be treated as a taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the Notes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

2.	Non-Currency-Linked Notes Treated as Short-Term Debt Instruments

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as contingent short-term debt for United States federal income tax purposes. Under certain Treasury regulations, a short-term debt obligation is treated as issued with discount equal to the difference between all payments on the obligation and the obligation’s issue price.

Supplemental U.S. Tax Considerations

Treatment of Discount on the Notes

Accrual method U.S. Holders and certain other holders are required to include discount on a short-term obligation in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. In general, individuals and other cash basis method U.S. Holders of a short-term debt instrument are not required to accrue discount with respect to such a Note, unless the U.S. Holder elects to do so, which such election would apply to all short-term indebtedness acquired by such U.S. Holder during the first taxable year in which such election is made, and for all subsequent taxable years of such U.S. Holder, unless the IRS consents to a revocation. Cash method U.S. Holders that do not elect to accrue the discount should include the payments on the Notes in income upon receipt. A cash method U.S. Holder that does not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Notes in an amount not exceeding the accrued interest until it is included in income.

It is unclear as to how the holder of a short-term obligation that provides for contingent interest, such as the Notes, should determine the amount of the discount. Under one approach, a U.S. Holder would wait until the maturity of a Note to determine the amount of the discount, even if the term of the Note spans a taxable year. Under another approach, a U.S. Holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” and would accrue discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the Notes). Under this approach, if the actual discount received is less than the accrued discount based on the comparable yield, then the U.S. Holder would first reduce the discount accrued for the year in which the interest is paid, and any remainder of the difference between the accrued discount and the actual discount received will be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Although not clear, it is possible that cash method U.S. Holders that do not elect to accrue the discount currently may include contingent payments on short-term debt instruments in income upon receipt. Other approaches may be possible. Prospective investors should consult with their tax advisors regarding the appropriate method of accruing the discount on the Notes.

Sale, Exchange, or Disposition of the Notes

Accrual method and cash method U.S. holders that elect to accrue the discount currently will recognize gain or loss on the sale, exchange or other disposition of the Note to the extent that the amount realized is more or less than the purchase price of the Notes, increased by the discount previously accrued by the owner on the Note. Any such gain or loss should generally be short-term capital gain or loss (although if a U.S. Holder has accrued income based on our comparable yield, it is possible that any loss may first reduce the discount accrued for the year in which the interest is paid and any remainder of such loss will be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions). The deductibility of capital losses by U.S. Holders is subject to limitations.

In the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized on the Note upon the sale, retirement, or exchange of the Note will be ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange.

Prospective investors in the Notes should consult their tax advisors as to the tax consequences to them of purchasing the Notes, including any alternative characterizations and treatments.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

3.	Currency-Linked Notes Treated as Short-Term Debt Instruments

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD CURRENTLY BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, CERTAIN ASPECTS OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as contingent short-term debt for United States federal income tax purposes. Under certain Treasury regulations, a short-term debt obligation is treated as issued with discount equal to the difference between all payments on the obligation and the obligation’s issue price.

Treatment of Discount on the Notes

Accrual method U.S. Holders and certain other holders are required to include discount on a short-term obligation in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. In general, individuals and other cash basis method U.S. Holders of a short-term debt instrument are not required to accrue discount with respect to such a Note, unless the U.S. Holder elects to do so, which such election would apply to all short-term indebtedness acquired by such U.S. Holder during the first taxable year in which such election is made, and for all subsequent taxable years of such U.S. Holder, unless the IRS consents to a revocation. Cash method U.S. Holders that do not elect to accrue the discount should include the payments on the Notes in income upon receipt. A cash method U.S. Holder that does not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the Notes in an amount not exceeding the accrued interest until it is included in income.

It is unclear as to how the holder of a short-term obligation that provides for contingent interest, such as the Notes, should determine the amount of the discount. Under one approach, a U.S. Holder would wait until the maturity of a Note to determine the amount of the discount, even if the term of the Note spans a taxable year. Under another approach, a U.S. Holder would apply rules analogous to the rules that apply to “contingent payment debt instruments” and would accrue discount at our comparable yield (i.e., the yield at which we would issue a fixed-rate noncontingent debt instrument with terms and conditions similar to those of the Notes). Under this approach, if the actual discount received is less than the accrued discount based on the comparable yield, then the U.S. Holder would first reduce the discount accrued for the year in which the interest is paid, and any remainder of the difference between the

Supplemental U.S. Tax Considerations

accrued discount and the actual discount received will be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions. Although not clear, it is possible that cash method U.S. Holders that do not elect to accrue the discount currently may include contingent payments on short-term debt instruments in income upon receipt. Other approaches may be possible. Prospective investors should consult with their tax advisors regarding the appropriate method of accruing the discount on the Notes.

Sale, Exchange, or Disposition of the Notes

Accrual method and cash method U.S. Holders that elect to accrue the discount currently will recognize gain or loss on the sale, exchange or other disposition of the Note to the extent that the amount realized is more or less than the purchase price of the Notes, increased by the discount previously accrued by the owner on the Note. Any such gain or loss should generally be short-term capital gain or loss (although if a U.S. Holder has accrued income based on our comparable yield, it is possible that any loss may first reduce the discount accrued for the year in which the interest is paid and any remainder of such loss will be treated as an ordinary loss that is not subject to limitations on the deductibility of miscellaneous deductions). The deductibility of capital losses by U.S. Holders is subject to limitations.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, although the tax treatment of gain on sale or exchange of Notes by an accrual basis holder or a cash method holder that elects to accrue discount currently set forth above is not free from doubt, this treatment constitutes a reasonable treatment of your Notes for United States federal income tax purposes. It is possible, however, that the IRS could assert that your Notes should be subject to the special rules under Section 988 of the Code governing dispositions of debt instruments the payments on which are determined by reference to the value of a foreign currency, in which case any gain or loss you recognize upon the sale or exchange of your Notes or loss you recognize upon maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the applicable spot exchange rate after the date of your purchase of the Notes.

In the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized on the Note upon the sale, retirement, or exchange of the Note will be ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange, with any excess treated as short-term capital gain, subject to the possible exception described in the prior paragraph.

Prospective investors in the Notes should consult their tax advisors as to the tax consequences to them of purchasing the Notes, including any alternative characterizations and treatments.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “reportable transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Code, a United States Holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in foreign exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (reportable transaction statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Supplemental U.S. Tax Considerations

Recent Legislation. See below under “— Disclosure Applicable to All Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

4.	Non-Currency-Linked Notes that Should be Treated as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as a pre-paid cash-settled forward contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you would generally recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. The IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Supplemental U.S. Tax Considerations

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date (which depending on the period between rebalancing or roll dates, could be short-term) equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section. Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or basket components, (ii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Supplemental U.S. Tax Considerations

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to All Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

5.	Currency-Linked Notes that Should be Treated as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as a pre-paid cash-settled forward contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below.

You may elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Supplemental U.S. Tax Considerations

Alternative Treatments. It is possible that the IRS may assert that the Notes should be treated as foreign currency denominated debt instruments rather than as pre-paid forward contracts. In Revenue Ruling 2008-1 the IRS held that that an instrument that in form resembled a U.S. dollar denominated derivative contract where the return was based exclusively by reference to the difference between U.S. dollar value of Euros at issuance and at maturity, and a market interest rate in respect of Euros was a euro-denominated debt instrument. In general, the IRS indicated that a financial instrument all the payments of which are determined by reference to a single currency can be debt, notwithstanding the fact that (i) all payments due under the instrument are made in a U.S dollars and (ii) the amount of U.S. dollars that the issuer pays at maturity may be less than the amount of U.S. dollars that was initially advanced. If such treatment were applied to the Notes some or all of gain or loss on sale or exchange of the Notes would be treated as exchange gain or loss and taxable as ordinary income or loss, and a United States Holder might be required to accrue interest income over the term of the Notes and the election referred to in the prior paragraph would not be available. The scope of Revenue Ruling 2008-1 is unclear and it is uncertain whether it would apply to instruments where the return does not reflect any interest component or that references multiple foreign currencies. You are urged to consult you tax advisers as to possible application of Revenue Ruling 2008-1 to your Notes.

In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date In such case any election you have made pursuant to Section 988 may be impacted.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

Certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or reference basket, (ii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in foreign exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other

Supplemental U.S. Tax Considerations

types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

6.	Non-Currency-Linked Notes that it Would be Reasonable to Treat as Forward Contracts

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the reference asset or reference basket and the terms of your Note require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Note for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. The IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Supplemental U.S. Tax Considerations

In addition, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

If your Notes have a term greater than one year, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if your Notes have a term of one year or less, it is possible that your Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date (which depending on the period between rebalancing or roll dates, could be short-term), and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Supplemental U.S. Tax Considerations

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or basket components, (ii) any gain or loss that you recognize upon exchange or maturity of the Notes should be treated as an ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to All Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

7.	Currency-Linked Notes that it Would be Reasonable to Treat as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as a cash-settled forward contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below.

You may elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged,

Supplemental U.S. Tax Considerations

(iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments. It is possible that the IRS may assert that the Notes should be treated as foreign currency denominated debt instruments rather than as pre-paid forward contracts. In Revenue Ruling 2008-1 the IRS held that that an instrument that in form resembled a U.S. dollar denominated derivative contract where the return was based exclusively by reference to the difference between U.S. dollar value of Euros at issuance and at maturity, and a market interest rate in respect of Euros was a euro-denominated debt instrument. In general, the IRS indicated that a financial instrument all the payments of which are determined by reference to a single currency can be debt, notwithstanding the fact that (i) all payments due under the instrument are made in a U.S dollars and (ii) the amount of U.S. dollars that the issuer pays at maturity may be less than the amount of U.S. dollars that was initially advanced. If such treatment were applied to the Notes some or all of gain or loss on sale or exchange of the Notes would be treated as exchange gain or loss and taxable as ordinary income or loss, and a United States Holder might be required to accrue interest income over the term of the Notes and the election referred to in the prior paragraph would not be available. The scope of Revenue Ruling 2008-1 is unclear and it is uncertain whether it would apply to instruments where the return does not reflect any interest component or that references multiple foreign currencies. You are urged to consult you tax advisers as to possible application of Revenue Ruling 2008-1 to your Notes.

In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Supplemental U.S. Tax Considerations

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date In such case any election you have made pursuant to Section 988 may be impacted.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

Certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as owning the reference asset or reference basket, (ii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain

Supplemental U.S. Tax Considerations

or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in foreign exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

8.	Non-Currency-Linked Notes that Should be Treated as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as a pre-paid derivative contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. The IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what

Supplemental U.S. Tax Considerations

guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date (which depending on the period between rebalancing or roll dates, could be short-term), and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

Supplemental U.S. Tax Considerations

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning reference asset or the basket components, (ii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

9.	Currency-Linked Notes that Should be Treated as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Notes should be treated as a pre-paid derivative contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below.

Supplemental U.S. Tax Considerations

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a “forward contract” with respect to foreign currency as capital gain or loss. It would be reasonable to take the position that the Notes should be treated as a “forward contract” for this purpose. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments. It is possible that the IRS may assert that the Notes should be treated as foreign currency denominated debt instruments rather than as pre-paid forward contracts. In Revenue Ruling 2008-1 the IRS held that that an instrument that in form resembled a U.S. dollar denominated derivative contract where the return was based exclusively by reference to the difference between U.S. dollar value of Euros at issuance and at maturity, and a market interest rate in respect of Euros was a euro-denominated debt instrument. In general, the IRS indicated that a financial instrument all the payments of which are determined by reference to a single currency can be debt, notwithstanding the fact that (i) all payments due under the instrument are made in a U.S dollars and (ii) the amount of U.S. dollars that the issuer pays at maturity may be less than the amount of U.S. dollars that was initially advanced. If such treatment were applied to the Notes some or all of gain or loss on sale or exchange of the Notes would be treated as exchange gain or loss and taxable as ordinary income or loss, and a United States Holder might be required to accrue interest income over the term of the Notes and the election referred to in the prior paragraph would not be available. The scope of Revenue Ruling 2008-1 is unclear and it is uncertain whether it would apply to instruments where the return does not reflect any interest component or that references multiple foreign currencies. You are urged to consult you tax advisers as to possible application of Revenue Ruling 2008-1 to your Notes.

In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the

Supplemental U.S. Tax Considerations

special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Alternatively, it is possible that the Notes could be treated as a derivative contract other than a forward contract, in which case your Notes would generally be treated in the manner described above, except that it is unclear as to whether or not you would be permitted to make the capital gain election described above.

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date In such case any election you have made pursuant to Section 988 may be impacted.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If Section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

Supplemental U.S. Tax Considerations

Alternatively, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid derivative contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts and presumably derivative contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or reference basket, you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States Holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in foreign exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Recent Legislation. See below under “— Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

10.	Non-Currency-Linked Notes that it Would be Reasonable to Treat as Derivative Contracts

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

Supplemental U.S. Tax Considerations

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the reference asset or reference basket and the terms of your Note require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Note for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. The IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

If your Notes have a term greater than one year, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Similarly, if your Notes have a term of one year or less, it is possible that your Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

Supplemental U.S. Tax Considerations

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date (which depending on the period between rebalancing or roll dates, could be short-term), and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or components of reference basket, (ii) any gain or loss that you recognize upon exchange or maturity of the Notes should be treated as an ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. See below under “— Disclosure Applicable to all Notes”.

Recent Legislation. See below under “— Disclosure Applicable to all Notes’.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

Supplemental U.S. Tax Considerations

11.	Currency-Linked Notes that it Would be Reasonable to Treat as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract in respect of the reference asset or reference basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a “forward contract” with respect to foreign currency as capital gain or loss. It would be reasonable to take the position that the Notes should be treated as a “forward contract” for this purpose. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments. It is possible that the IRS may assert that the Notes should be treated as foreign currency denominated debt instruments rather than as pre-paid forward contracts. In Revenue Ruling 2008-1 the IRS held that that an instrument that in form resembled a U.S. dollar denominated derivative contract where the return was based exclusively by reference to the difference between U.S. dollar value of Euros at issuance and at maturity, and a market interest rate in respect of Euros was a euro-denominated debt instrument. In general, the IRS indicated that a financial instrument all the payments of which are determined by reference to a single currency can be debt, notwithstanding the fact that

Supplemental U.S. Tax Considerations

(i) all payments due under the instrument are made in a U.S dollars and (ii) the amount of U.S. dollars that the issuer pays at maturity may be less than the amount of U.S. dollars that was initially advanced. If such treatment were applied to the Notes some or all of gain or loss on sale or exchange of the Notes would be treated as exchange gain or loss and taxable as ordinary income or loss, and a United States Holder might be required to accrue interest income over the term of the Notes and the election referred to in the prior paragraph would not be available. The scope of Revenue Ruling 2008-1 is unclear and it is uncertain whether it would apply to instruments where the return does not reflect any interest component or that references multiple foreign currencies. You are urged to consult you tax advisers as to possible application of Revenue Ruling 2008-1 to your Notes.

In addition, the IRS has released a notice that may affect the taxation of holders of the Notes. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Moreover, a member of the House of Representatives in 2007 introduced a bill that, if it had been enacted, would have required holders of Notes purchased after the bill were enacted to accrue interest income over the term of the Notes despite the fact that there would be no interest payments over the term of the Notes. It is not possible to predict whether a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Alternatively, it is possible that the Notes could be treated as a derivative contract other than a forward contract, in which case your Notes would generally be treated in the manner described above, except that it is unclear as to whether or not you would be permitted to make the capital gain election described above.

If the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the reference basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date In such case any election you have made pursuant to Section 988 may be impacted.

Alternatively, it is possible that the IRS could assert that Section 1256 of the Code would apply to your Notes or a portion of your Notes. If section 1256 were to apply to your Notes, gain or loss recognized with respect to your Notes (or the relevant portion of your Notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Notes. You would also be required to mark your Notes (or a portion of your Notes) to market at the end of each year (i.e., recognize income as if the Notes or relevant portion of the Notes had been sold for fair market value).

In addition, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid derivative contracts, the preamble to proposed regulations indicates that similar timing issues exist in the case of prepaid forward contracts and presumably derivative contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that a U.S. Holder could be required to accrue income over the terms of the Notes described in this section.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the reference asset or reference basket, (ii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in foreign exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other

Supplemental U.S. Tax Considerations

types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Recent Legislation. See below under “— Disclosure applicable to all Notes”.

Backup Withholding and Information Reporting. See below under “— Disclosure Applicable to all Notes”.

Non-United States Holders. See below under “— Disclosure Applicable to all Notes”.

Disclosure Applicable to all Notes

Except to the extent superseded above, the following disclosure is applicable to all Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Recent Legislation

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. Holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Warrants, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets. Under recently enacted legislation, U.S. Holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns for taxable years beginning after March 18, 2010, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Warrants.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

➢	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Supplemental U.S. Tax Considerations

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,

➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,

➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Note effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,

➢	a controlled foreign corporation for United States tax purposes,

➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

➢	a foreign partnership, if at any time during its tax year:

➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. If you are not a United States Holder, you will not be subject to United States withholding tax with respect to payments on your Notes or generally applicable information reporting and backup withholding requirements with respect to payments on your Notes, provided generally that (i) you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provide your name and address or otherwise satisfy certain certification and identification requirements as to your foreign status and (ii) those amounts are not effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a U.S. trade or business, and if income or gain from the Notes is effectively connected with your conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder. In lieu of IRS Form W-8BEN, you may be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax advisor regarding other U.S. tax consequences of the ownership and disposition of the Notes, including, if you are a corporation, the possible imposition of a 30% branch profits tax.

Supplemental U.S. Tax Considerations

Possible Alternative Treatments of Notes Treated as Prepaid Forwards or Derivative Contracts. As described above Treasury and the IRS has released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments without full repayment of principal. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. Holders to accrue income, subject to withholding tax, over the term of the Notes, possibly on a retroactive basis. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the notice) and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) will agree to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Notes at the original issue price to public applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Notes to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Notes of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Notes to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-27, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Notes after their initial sale. In connection with any offering of the Notes, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Notes within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Notes, thus creating an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, each offering will be conducted in compliance with the provisions of Rule 2720. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Notes in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.